Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ADC Therapeutics SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares	Rule 457(c)	1,260,863 (1)	$6.95 (2)	$8,762,997.85	0.0000927	$812.33
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$8,762,997.85		$812.33
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$812.33
	Net Fee Due							$0

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the Registrant is also registering hereunder an indeterminate number of common shares that may be issued in connection with anti-dilution provisions or stock splits, stock dividends or similar transactions.

(2)       Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share and maximum aggregate offering price are based on the average of the high and low sale prices of the common shares as reported on the New York Stock Exchange on August 30, 2022, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	ADC Therapeutics SA	F-3	333-256686 (1)	June 1, 2021		$812.33	Equity	Common Shares	5,558,318	$13,171.28
Fee Offset Sources	ADC Therapeutics SA	F-3	333-256686 (1)		June 1, 2021						$812.33

(1)       The Registrant has terminated the offering of securities under this registration statement. No securities were sold pursuant to this registration statement.

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